EXHIBIT 22.1

SUBSIDIARY GUARANTORS OF CBRE GROUP, INC.’S

REGISTERED DEBT

At March 31, 2020

The following is a list of the subsidiaries of CBRE Group, Inc. (the “Company”) that were issuers, co-issuers or guarantors of securities registered under the Securities Act of 1933, as amended, for which the Company was an issuer, co-issuer or guarantor as of March 31, 2020. CBRE Services, Inc. is the issuer of the 4.875% senior notes (as defined the Company’s Quarterly Report on Form 10-Q for the three months ended March 31, 2020 (the “Quarterly Report”)) and the 5.25% senior notes (as defined in the Quarterly Report), each of which is guaranteed by the Company on a joint and several basis. Each subsidiary listed below jointly and severally guarantees the 5.25% senior notes and the 4.875% senior notes:

CBRE, Inc.

CBRE Global Investors, Inc.

CBRE Global Investors, LLC

CB/TCC Global Holdings Limited

CBRE Capital Markets of Texas, LP

CBRE Capital Markets, Inc.

CBRE Clarion CRA Holdings, Inc.

CBRE Clarion REI Holding, Inc.

CBRE Government Services, LLC

CBRE/LJM – Nevada, Inc.

CBRE Partner, Inc.

CBRE Technical Services, LLC

CB/TCC, LLC

Trammell Crow Company, LLC

CBRE GWS LLC

CBRE Business Lending, Inc.

CBRE Consulting, Inc.

CBRE/LJM Mortgage Company, L.L.C.

Insignia/ESG Capital Corporation

Trammell Crow Development & Investment, Inc.

CBRE Holdings, LLC